UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 18, 2016

Curis, Inc.

(Exact name of registrant as specified in its charter)

Delaware	000-30347	04-3505116
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

4 Maguire Road, Lexington, MA		02421
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code: (617) 503-6500

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(b)

Jaye Viner, M.D., the Chief Medical Officer and Executive Vice President of Curis, Inc. (the “Company”), will depart the Company effective as of February 26, 2016.

Michael P. Gray, the Chief Financial Officer and Chief Business Officer of the Company, has provided to the Company notice of his intention to resign from the Company, effective as of February 29, 2016.

Item 8.01.	Other Events

On January 19, 2016, the board of directors of the Company (“Board”) promoted David Tuck, M.D. to the position of Senior Vice President, Clinical and Translational Sciences, and to the role of executive officer of the Company. On January 19, 2016, the Board also promoted Mani Mohindru, Ph.D., Senior Vice President of Corporate Strategy and Investor Relations, to the role of executive officer of the Company.

Dr. Tuck previously served as the Company’s Vice President of Clinical and Translational Sciences from May 2015 through January 2016. He joined the Company from EMD Serono where he was Senior Medical Director in the Oncology Translational Innovation Program from 2013 until May 2015, with activities ranging from early clinical development of small molecule and biologic targeted therapeutics, to novel target and biomarker identification focused on bioinformatics and genomics analysis. Prior to that, Dr. Tuck was employed by Bristol-Myers Squibb Oncology Research from December 2010 until May 2013, where he served in the roles of Translational Physician for ipilimumab and external development leader in solid tumors and hematological malignancies for immune checkpoint inhibitors. Between 2000 and 2010, Dr. Tuck was Associate Professor at Yale University. While at Yale, he led a research lab in genomics and bioinformatics of cancer, stem cells and molecular hematology. He also served from 2000 to 2006 as Associate Director of the Yale Comprehensive Cancer Center. Dr. Tuck earned his Bachelor of Arts at Harvard University and Medical degree at the University of Vermont School of Medicine, and received board certification in internal medicine, medical oncology and hematology.

Dr. Mohindru has served as the Company’s Senior Vice President of Corporate Strategy and Investor Relations since April 2015. From June 2013 to March 2015, Dr. Mohindru served as the Company’s Vice President of Corporate Strategy and Investor Relations. From October 2012 to May 2013, Dr. Mohindru was involved in co-founding ImmTox, Inc., a privately-held biotechnology company. From June 2011 to September 2012, Dr. Mohindru was a Senior Biotechnology Analyst at ThinkEquity, LLC. Previously, from June 2009 to May 2011, she was a Partner at Axon Healthcare Company, a strategic pharmaceutical and biotechnology consultancy firm that she co-founded. Dr. Mohindru was also a Managing Director at Capstone Investments in its investment banking division, a Vice President and Senior Research Analyst at Credit Suisse and an Associate Research Analyst at UBS. Dr. Mohindru completed her Ph.D. in Neurosciences at Northwestern University and she received her B.S. (Hons) in Human Biology and Masters in Biotechnology from the All India Institute of Medical Sciences, New Delhi, India.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Curis, Inc.
(Registrant)

January 21, 2016	/s/ Ali Fattaey, Ph.D.
(Date)	Ali Fattaey, Ph.D.
President and Chief Executive Officer